Consent of Independent Registered Public Accounting Firm
----------------------------------------------------------------------


The board and shareholders
RiverSource International Series, Inc.
         RiverSource Disciplined International Equity Fund
         RiverSource European Equity Fund
         RiverSource International Opportunity Fund

We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.





/s/ KPMG LLP
----------------------
    KPMG LLP


Minneapolis, Minnesota
November 14, 2006